UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2005

HIGHLAND HOSPITALITY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-31906	57-1183293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8405 Greensboro Drive, Suite 500, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 336-4901

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 22, 2005, Highland Hospitality Corporation (the “Company”) and Highland Hospitality, L.P. (the “Operating Partnership”) entered into (i) an underwriting agreement (the “Preferred Underwriting Agreement”) with Bear, Stearns & Co. Inc., as representative of the several underwriters named in Schedule I thereto, in connection with the public offering (the “Preferred Offering”) of 3,000,000 shares of the Company’s 7.875% Series A Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 per share (“Preferred Stock”), and (ii) an underwriting agreement (the “Common Underwriting Agreement” and, together with the Preferred Underwriting Agreement, the “Underwriting Agreements”) with Citigroup Global Markets Inc. and Bear, Stearns & Co. Inc., as representatives of the several underwriters named in Schedule I thereto, in connection with the public offering (the “Common Offering” and, together with the Preferred Offering, the “Offerings”) of 10,000,000 shares of the Company’s common stock, par value $0.01 per share. Pursuant to the Underwriting Agreements, the Company granted the underwriters of the Preferred Offering an option to purchase up to an additional 450,000 shares of Preferred Stock, and granted the underwriters of the Common Offering an option to purchase an additional 1,500,000 shares of common stock, in each case to the extent necessary to cover over-allotments in the respective Offerings. On September 27, 2005, the underwriters of the Common Offering exercised their option in full. The closing of the Offerings, including with respect to the shares of common stock to be sold upon exercise of such over-allotment option, is expected to occur on September 28, 2005. The Underwriting Agreements are filed as exhibits to this report.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits.

The exhibits to this Current Report on Form 8-K are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Highland Hospitality Corporation

Date: September 26, 2005	By:	/s/ DOUGLAS W. VICARI
Douglas W. Vicari
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated September 22, 2005, by and among the Company, the Operating Partnership and Bear, Stearns & Co. Inc., as representative of the several underwriters named in Schedule I thereto

1.2	Underwriting Agreement, dated September 22, 2005, by and among the Company, the Operating Partnership and Citigroup Global Markets Inc. and Bear, Stearns & Co. Inc., as representatives of the several underwriters named in Schedule I thereto

4.1	Articles Supplementary to the Company’s Articles of Amendment and Restatement relating to the 7.875% Series A Preferred Stock

4.2	Form of Certificate for Preferred Stock

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the 7.875% Series A Preferred Stock being registered

5.2	Opinion of Hogan & Hartson L.L.P. regarding the legality of the common stock being registered

8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters in connection with the Preferred Offering

8.2	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters in connection with the Common Offering

12.1	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

23.1	Consents of Hogan & Hartson L.L.P. (included in Exhibits 5.1 and 8.1)

23.2	Consents of Hogan & Hartson L.L.P. (included in Exhibits 5.2 and 8.2)